Exhibit 10.3

CANTEL MEDICAL CORP.

LONG TERM INCENTIVE PLAN

CONFIDENTIAL

Purpose and Objectives

The purpose of the Long Term Incentive Plan (Plan) is to contribute to the motivation of key employees in accomplishing the Company’s long term strategic and shareholder value goals.  The specific objectives of the Plan are as follows:

•                  Clearly communicate and reinforce strategic, operational and financial objectives linked to creating shareholder value.

•                  Provide a competitive incentive for achievement of long term corporate shareholder value goals.

•                  Establish an objective basis for determining annual long term incentive Awards for eligible participants.

Plan Definitions

Certain words or phrases used in this plan document are defined as follows:

•                  Award — An annual long term incentive equity award granted under this Plan.

•                  Company — Cantel Medical Corp.

•                  Compensation Committee — A subgroup of the Board of Directors responsible for the following functions: (1) discharging the Board’s responsibilities relating to compensation of executive officers; (2) producing an annual report on executive compensation for inclusion in the proxy statement; and (3) design, maintenance and administration of the Company’s incentive plans.

•                  Equity Plan — The Cantel Medical Corp. 2006 Equity Incentive Plan, as amended or any successor plan.

•                  Plan Year — The period from August 1st — July 31st (fiscal year of Company). The initial Plan Year is the fiscal year ending July 31, 2010.

•                  Target Award — An Award granted to a participant based on eligibility and achievement of EPS objectives and/or other performance objectives for the Plan Year established by the Compensation Committee that represents a grant at 100%.

Eligibility

All executive officers of the Company, the Presidents of the Company’s Minntech Corporation, Mar Cor Purification, Inc. and Crosstex International, Inc. subsidiaries and other direct reports to the CEO of the Company who are approved by the Compensation Committee are eligible for Awards under this Plan.  New hires/promotions are eligible for a pro-rated Award. Participation will be based on a position’s level and ability to influence the long term performance of the Company.  Participants are identified by title and recommended by the CEO of Cantel Medical Corp., subject to the approval of the Compensation Committee.

Administration

The Compensation Committee has ultimate authority over the Plan, is responsible for approving the Plan and may alter any provision of the Plan or terminate the Plan at any time subject to the terms of the Plan.  The Compensation Committee will directly administer the Plan with respect to all participants.  Specific responsibilities of the Committee include:

•                  Approving annual Awards made under the Plan

•                  Approving performance targets

•                  Determining Award levels and participation eligibility

The CEO of the Company will make recommendations to the Compensation Committee and resolve questions regarding the interpretation of the Plan.

Awards granted hereunder shall be issued under the Equity Plan, and except as otherwise provided herein shall be subject to the terms and conditions of the Equity Plan and the Award Agreement pursuant to which the Award was granted.

Target Grant Size

The annualized expected value of the participants’ target Awards will be reviewed annually by the Compensation Committee to ensure competitiveness with market trends.

Mix of Targeted Award Value

All participants will be eligible for an Award consisting of Restricted Stock, Options and/or Performance Awards, each as defined in the Equity Plan.

Performance Measures

Performance Awards will be contingent on acceptable individual performance as well as predetermined financial objectives of the Company or one or more of its subsidiaries or operating segments determined by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the subsidiary or division of the Company for or within which the participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary) under one or more of the measures described above relative to the performance of other corporations.

Performance Awards granted hereunder will vest upon achievement of the designated performance criteria, provided that the participant is then employed by the Company. Notwithstanding the specific performance criteria established, in making a determination as to whether or not criteria such as earnings growth were achieved, the Compensation Committee shall take into consideration factors such as unanticipated taxes, acquisition costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Compensation Committee in its discretion.

Vesting Period for Service-based Awards

Except as otherwise provided herein, service-based Awards will vest ratably over three (3) years following the date of grant, or such other period of time determined by the Compensation Committee as permitted under the Equity Plan.

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Award Term

The term of each Award will be determined by the Compensation Committee.

Effect of Termination

Performance Awards.

With respect to any termination of employment with the Company for any reason, the participant will forfeit any non-vested Performance Awards.

Service-based Awards.

With respect to any termination of employment with the Company (other than as a result of a participant’s death or Disability) (i) by a participant for any reason other than “Good Reason,” or “Adequate Reason” or “Retirement,” or (ii) by the Company for “Cause” or “Unacceptable Performance”, then the participant will forfeit any non-vested Option and Restricted Stock Awards or portions thereof.  If the participant is party to an Executive Severance Agreement, capitalized terms used in this Section (Effect of Termination) shall have the meanings set forth in such Agreement (or any successor or other similar employment agreement between the Company and the participant).  If the participant is not party to an Executive Severance Agreement (or any successor or other similar employment agreement that defines such terms), the definitions set forth on Exhibit A annexed hereto shall apply.

In the event of a termination of a participant’s employment with the Company (i) by a participant for “Good Reason” or “Adequate Reason” or (ii) by the Company other than for “Cause” or “Unacceptable Performance” or (iii) as a result of the participant’s death, all of the Options and Restricted Stock granted to the participant under the Plan will automatically vest as of the date of termination of employment.

In the event of a termination of a participant’s employment with the Company as a result of the participant’s Retirement, all of the Options granted to the participant under the Plan will automatically vest and the participant will forfeit any non-vested Restricted Stock Awards or portions thereof as of the date of termination of employment.

In the event a participant’s employment with the Company is terminated due to Disability prior to the full vesting of the Options and Restricted Stock granted to the participant under the Plan, then those tranche(s) of the Option or Restricted Stock Award which would have vested in accordance with the terms of such awards within the twelve (12) month period following the date of termination of employment, but for the participant’s termination of employment, will automatically vest as of the termination date.

For purposes of this Section, a participant’s employment with the Company will be considered to have terminated when he had a “separation from service” (within the meaning of Code Section 409A(e)(2)(4)) from the Company (including for this purpose its Subsidiaries).

Notwithstanding anything set forth herein, the Compensation Committee may in its discretion accelerate the vesting of any Award hereunder, other than a Performance Award which is intended by the Compensation Committee to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

Effect of a Change in Control

As of the effective time of a Change in Control (as defined in the Equity Plan), all risks of forfeiture of outstanding Restricted Stock Awards issued hereunder will automatically lapse and Option Awards issued hereunder will become automatically fully exercisable in accordance with their terms.

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Distribution of Awards

Within seventy-five (75) days following each Plan Year, the Compensation Committee shall (a) review the Company’s performance and individual performances of participants during such Plan Year, (b) review all performance based Awards with respect to such Plan Year to determine whether or not the requisite performance targets were achieved, (c) based on such review, take such actions that are required in connection with the granting, vesting or forfeiture of such Awards (based on the terms thereof) and (d) develop and adopt a summary plan including performance based requirements and Award targets, if any, for the following Plan Year.  The summary plan for each Plan Year shall be delivered to the Board promptly following its adoption by the Compensation Committee.

A participant must be employed by the Company on the date Awards are granted to receive a new Award.  Participants hired or promoted to an eligible position during the Plan Year may receive a pro-rated Award (based on time in the eligible position during the Plan Year) subject to the approval of the Compensation Committee.

General Provisions

No Right to Awards; Limitation on Vested Interest.

The Compensation Committee shall have the right to determine in it is sole discretion which eligible employees will participate in the Plan each Plan Year.  The granting of Awards hereunder shall also be in the sole discretion of the Compensation Committee.  No participant has any interest in an Award under the Plan until such Award has been approved by the Compensation Committee.

At the sole discretion of the Compensation Committee, a participant’s Award may be reduced due to substantiated poor individual performance or misconduct. The Compensation Committee intends to provide written notice to such participant promptly following its knowledge or determination of poor individual performance or misconduct and give the participant an opportunity to dispute or explain his performance or misconduct and, to the extent practical, correct any correctible poor performance; provided, however, that the failure to provide such notice shall not affect the Committee’s rights under this paragraph.

Employment Rights

The Plan does not give any participant the right to be retained in the employ of the Company.  Specifically, the Plan does not create an employment contract with any participant for the Plan Year or any part thereof.

Participation in Other Plans

Participation in the Plan shall not be deemed either to limit a participant’s rights under any other compensation or benefit plan maintained by the Company that covers such participant or to entitle a participant to benefits under any other compensation or benefit plan maintained by the Company.

Non-Assignment

Except as expressly permitted in the Equity Plan, Awards may not be pledged, assigned or transferred for any reason.

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Construction

This Plan and the Company’s other cash or equity incentive compensation plans, employee benefit plans or programs, the Equity Plan and the agreements issued thereunder and any employment or severance agreement that covers the participant (collectively, “Benefit Plans”) shall be construed in a consistent manner.  In the event of conflict between the terms and conditions of this Plan and any of the Benefit Plans as they relate to the participant and any particular payment or Award hereunder, the order of precedence shall be as follows: (i) any Benefit Plan that constitutes an employment or severance agreement; (ii) this Plan; (iii) any other Benefit Plan that constitutes an annual or long term incentive plan; (iv) the Equity Plan; and (v) any agreement issued under the Equity Plan; provided, however, that no effect shall be given to any provision of this Plan over any provision of the Equity Plan, if such provision could not have been approved by the Board of Directors as an amendment to the Equity Plan pursuant to Section 14 (a) of the 2006 Equity Incentive Plan (or any corresponding provision in a successor Equity Plan) without stockholder approval or consent of the relevant participant, unless and until such approval or consent has been obtained.

Discontinuance, Suspension or Amendment of the Plan

The Company, with the approval of the Compensation Committee, may discontinue or suspend the Plan at any time, or amend the Plan in any respect; provided, however, that no discontinuance, suspension or amendment may adversely affect any then outstanding Award without the consent of the holder of such Award.  The Company may review the Plan and its administration at any time to determine whether the objectives of the Plan continue to be met.

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Exhibit A

Definitions

“Adequate Reason” means any of the following without the express written consent of the participant:

(1)                                  a material reduction in the participant’s authority, duties, or responsibilities or the assignment to the participant of duties of a substantial nature and on a continuous or regular basis that are materially inconsistent with, the duties of the participant;

(2)                                  a reduction in the participant’s base compensation or failure to include the participant with other similarly situated employees in any incentive, bonus, or benefit plans as may be offered by the Company from time to time;

(3)                                  a change in the primary location at which the participant is required perform the duties of his employment to a location that is more than thirty (30) miles from the location at which his office is located on the effective date of the Plan; or

(4)                                  the Company’s material breach of the participant’s employment agreement, if any.

“Cause” means the participant’s:

(1)                                  act of fraud, embezzlement, theft, or other intentional material violation of the law in connection with or in the course of his employment;

(2)                                  willful gross misconduct that is likely to materially injure the reputation, business, or a business relationship of the Company; or

(3)                                  willful material violation of any Confidentiality and Non-Competition Agreement.

For purposes of the definition of “Cause”, the following shall apply:

•                       no act, or failure to act, on the part of the participant shall be deemed “willful,” if it was done or omitted by the participant in good faith or with a reasonable belief that the act or omission was not opposed to the best interests of the Company; and

•                       the participant’s employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the participant and an opportunity for the participant, together with his counsel, to be heard by the Board), finding that in the Board’s good faith opinion, the participant was guilty of conduct constituting Cause and describing the specific acts or omissions constituting such conduct.

“Disability” means an illness or injury that qualifies the participant for disability benefits under a long-term disability plan of the Company or a Subsidiary in which the participant is a participant; provided, however, that a Disability shall not be deemed to have occurred hereunder unless the participant is absent from work or otherwise substantially unable to assume his normal duties for a period of ninety (90) successive days or an aggregate of one hundred twenty (120) days during any consecutive twelve-month period.

“Good Reason” means any of the following without the participant’s express written consent:

(1)                                  a material reduction in the participant’s base compensation or failure to include the participant with other similarly situated employees in any incentive, bonus, or benefit plans as may be offered by the Company from time to time;

(2)                                  a material reduction in the participant’s authority, duties, or responsibilities or the assignment to the participant of duties of a substantial nature and on a continuous or regular basis that are materially inconsistent with, the duties of the participant;

(3)                                  a material reduction in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report;

(4)                                  a material reduction in the budget over which the participant retains authority or responsibility;

(5)                                  a change in the primary location at which the participant is required perform the duties of his employment to a location that is more than thirty (30) miles from the location at which his office is located on the effective date of the Plan; or

(6)                                  the Company’s material breach of the participant’s employment agreement, if any.

“Retirement” means the participant’s termination of his employment with the Company or its Subsidiary (other than as a result of death or Disability) on or after (A) the participant’s 65th birthday if the participant has completed at least 10 years of employment with the Company or any of its Subsidiaries, or (B) the participant’s 60th birthday if the participant has completed at least 15 years of employment with the Company or any of its Subsidiaries.

“Subsidiary” means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least 50 percent of the total combined voting stock or voting power.

“Unacceptable Performance” means any of the following:

(1)                                  the participant’s act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Company or its reputation;

(2)                                  the participant’s material failure to perform the duties of his employment (except in the case of a termination of employment for Good Reason or Adequate Reason or on account of the participant’s physical or mental inability to perform such duties) and the failure to correct such failure within a reasonable period after receiving written notice from the Board describing such failure in detail; provided, however, that the quality of the participant’s performance (determined by achievement of Company or personal targets or otherwise) shall not be a factor in determining whether the participant has performed his duties;

(3)                                  the participant’s violation of any code of ethics or business conduct or written harassment policies of the Company that continues after the Board has provided notice to the participant that the continuation of such conduct will result in termination of the participant’s employment;

(4)                                  willful material violation of any Confidentiality and Non-Competition Agreement;

(5)                                  the participant’s arrest or indictment for (i) a felony or (ii) a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or

(6)                                  the participant’s breach of a material term, condition, or covenant of the participant’s employment agreement, if any, and the failure to correct such breach promptly following receipt of written notice from the Board describing such breach in detail.